UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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CAPITAL PROPERTIES INC
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Capital Properties, Inc.

100 Dexter Road

East Providence, Rhode Island 02914

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 25, 2017

The 2017 annual meeting of shareholders of Capital Properties, Inc. (the “Company”) will be held at the offices of Hinckley, Allen & Snyder LLP, 100 Westminster Street, Suite 1500 in Providence, Rhode Island, on Tuesday, April 25, 2017 at 10:00 o’clock A.M., local time, for the following purposes:

(1)	To vote on an amendment to the Company’s Bylaws fixing the size of the Board of Directors at not less than three (3) nor more than seven (7) members.

(2)

To vote on an amendment to the Company’s Bylaws (i) fixing the date of the annual meeting of shareholders as the last Tuesday in April of each year or such other date as may be fixed by the Board of Directors and (ii) fixing the date of quarterly Board of Directors meetings as the last Tuesday in each of July, October, January and April or such other date within such months as may be fixed by the Board of Directors.

(3)	To elect three (3) members to the Board of Directors to serve for a term of one (1) year and until their successors are elected and qualified.

(4)	To approve an advisory (non-binding) proposal on the Company’s executive compensation.

(5)	To transact such other business, if any, as may properly come before the meeting or any adjournment or adjournments thereof.

Holders of record of the Class A Common Stock on the books of the Company as of the close of business on March 1, 2017 will be entitled to vote.

By Order of the Board of Directors

STEPHEN J. CARLOTTI
Secretary

East Providence, Rhode Island

March   , 2017

Kindly fill in, date and sign the enclosed proxy card and promptly return the same in the enclosed addressed envelope, which requires no postage if mailed in the United States.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 25, 2017.

The Company’s Proxy Statement, sample proxy cards and Annual Report on Form 10-K are available at: http://materials.proxyvote.com/140430

Capital Properties, Inc.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

April 25, 2017

SOLICITATION AND REVOCATION OF PROXIES

The accompanying proxy is solicited by the Board of Directors of Capital Properties, Inc. (the “Company”), in connection with the annual meeting of shareholders to be held April 25, 2017. The Company will bear the cost of such solicitation. It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company at nominal cost. The Company may reimburse brokerage houses and other custodians, nominees and fiduciaries holding stock for others in their names, or in those of their nominees, for their reasonable out-of-pocket expenses in sending proxy materials to their principals or beneficial owners and obtaining their proxies. Any shareholder giving a proxy has the power to revoke it at any time prior to its exercise, by (i) filing a written revocation of the proxy with the Secretary of the Company, (ii) submitting a signed proxy card bearing a later date or (iii) attending and voting in person at the meeting provided the shareholder is the holder of record of the underlying shares and a written revocation of the shareholder’s grant of proxy has been filed with the Secretary of the Company. Notice of revocation may be delivered in writing to the Secretary at Capital Properties, Inc., 100 Dexter Road, East Providence, Rhode Island 02914, Attn: Secretary. Every properly signed proxy will be voted in accordance with the specifications made thereon.

This Proxy Statement and the accompanying proxy are expected to be first sent to shareholders on or about March   , 2017.

VOTING AT MEETING

Only shareholders of record at the close of business on March 1, 2017, will be entitled to vote at the meeting. Under the Company’s Restated Articles of Incorporation, the holders of the Company’s Class A Common Stock are entitled to one vote for each share held. On the record date, there were 6,599,912 shares of Class A Common Stock outstanding. There were no other outstanding securities of the Company entitled to vote.

Shares represented by proxies which are marked “withhold authority” with respect to the election of any particular nominee for director, or to deny discretionary authority on any other matters will be counted as shares present and entitled to vote, and accordingly any such marking of a proxy will have the same effect as a vote against the proposal to which it relates. Brokers who hold shares in street name lack authority to vote such shares for the election of directors, absent specific instructions from their customers. Shares subject to such “broker non-votes” are considered present for purposes of establishing a quorum but not entitled to vote on the matters to which they relate and therefore will not have any impact on the outcome of such proposal. Accordingly, shareholders are encouraged to provide instructions to their brokers regarding the voting of their shares.

PROPOSAL NO. 1

APPROVAL OF AN AMENDMENT TO THE BYLAWS FIXING THE SIZE OF THE BOARD OF DIRECTORS AT NOT LESS THAN THREE NOR MORE THAN SEVEN.

The Board of Directors (the “Board”) is proposing an amendment to the Company’s Bylaws fixing the size of the Board at not less than three nor more than seven members. Presently, the Bylaws provide that the Board shall be not less than five nor more than nine members. With the sale of the Company’s East Providence petroleum storage terminal, the Board concluded that the time and effort required to discharge its responsibilities no longer required a five person Board and that three members would be more than adequate given that most of the Company’s revenue and expense will be related to its leasing operations in the Capital Center and adjacent Company property in Providence, Rhode Island. Mr. and Mrs. Eder, holders of 52.3% of the Company’s outstanding Class A common stock, have informed the Board that they intend to vote in favor of this amendment.

If this amendment is approved by our shareholders, it will become effective immediately and only three directors will be elected. If this amendment is not approved by the Company’s shareholders, the Bylaws will not be amended and there will be one vacancy on the Board due to Mr. Turcotte’s resignation. Mr. Rosen will continue to serve until his successor is elected and qualified.

Recommendation of the Board of Directors	The Board of Directors recommends that shareholders vote FOR approval of Proposal No. 1 regarding amendment to the Company’s Bylaws to reduce the minimum and maximum size of the Board of Directors.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE BYLAWS FIXING THE DATE FOR THE ANNUAL MEETING OF THE SHAREHOLDERS AS THE LAST TUESDAY IN APRIL AND FIXING THE DATES FOR QUARTERLY MEETINGS OF THE BOARD OF DIRECTORS AS THE LAST TUESDAY IN THE MONTHS OF JULY, OCTOBER, JANUARY AND APRIL OF EACH YEAR.

The Board is proposing an amendment to the Company’s Bylaws to:

●	fix the date of the annual meeting of shareholders as the last Tuesday in April of each year, or such other date as may be fixed by the Board; and

●	fix the date for quarterly meetings of the Board as the last Tuesday in the months of July, October, January and April or such other date within such months as may be fixed by the Board.

The Bylaws now provide that the date of the annual shareholders meeting will be the Tuesday next preceding the last Wednesday in April of each year. Because this date can vary from year to year, the Board concluded that for planning purposes it would be better if the annual meeting was held during the last week in April on a consistent basis.

As to Director meetings, the current Bylaws require that the meetings be held on the Tuesday next preceding the last Wednesday in the months of July, October, January and April. As the Board generally meets immediately following the annual meeting of shareholders to elect officers, the Board determined that it was prudent to avoid the necessity of an additional Board meeting and that consistency in timing of Board meetings would assist Board members in their planning. Accordingly, the Board is proposing amendments to the Bylaws to provide that Board meetings will be held on the last Tuesday in each of July, October, January and April. In addition, the amendments would allow the Board to select a different date for the annual shareholders meeting and any quarterly Board meeting. The Board believes that it is desirable to provide the Board with flexibility in establishing meeting dates.

If these amendments are approved by our shareholders, they will become effective immediately. If these amendments are not approved, the annual shareholders meeting and quarterly Board meetings will continue to be held on the Tuesday next preceding the last Wednesday (1) of April in the case of the annual shareholders meeting and (2) July, October, January and April in the case of quarterly director meetings.

Recommendation of the Board of Directors	The Board of Directors recommends that shareholders vote FOR approval of Proposal No. 2 regarding the amendment to the Company’s Bylaws changing the dates for the annual shareholders meeting and quarterly meetings of the Board of Directors.

PROPOSAL NO. 3

ELECTION OF DIRECTORS

At the annual meeting, three directors are to be elected to hold office until the next annual meeting and until their respective successors are elected and qualified. The proxies named in the accompanying proxy who have been designated by the Board, intend to vote, unless otherwise instructed, for the election to the Board of the persons named below who are now directors of the Company. The Board has fixed the number of directors at three, conditioned on the approval of Proposal No. 1. Certain information concerning such nominees is set forth below:

Director Name and Age	Since	Principal Occupation During Past Five Years

Alfred J. Corso (80)	2005	Consultant, 2001 to present

Robert H. Eder (84)	1995	President of the Company since January 1, 2008; Chairman of the Company, 1995 to present; Chairman, Providence and Worcester Railroad Company, 1988 to November, 2016

Steven G. Triedman (58)	2015	President and Owner of Lawrence & Brooks, Incorporated and Corky’s Reflective Wear

The Board has reviewed the relationship that each director, including each director who served during 2016, and nominee for director, which includes each of the nominees standing for election at the 2017 annual meeting, and has determined that all such directors and nominees for director, other than Robert H. Eder, are independent as defined under the NASDAQ listing standards.

The Board does not have a policy with respect to diversity and does not specifically consider issues of diversity, such as gender, race, origin, or sex when determining whether to nominate a person to be a director of the Company. When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board focuses primarily on each director’s and nominee’s individual background and experience as it relates to the Company’s business. Historically, when vacancies have occurred, each director has been requested to suggest potential nominees and each potential nominee is vetted with the entire Board.

In particular, with regard to Mr. Corso, the Board considered his training, work experience as a partner of Ernst & Young and his service as a controller of a publicly-held corporation which activities qualify him as a financial expert. With regard to Mr. Eder, the Board considered that he is the Company’s founder, he has been actively involved with the Company or its predecessors since 1966 and is the majority shareholder. With regard to Mr. Triedman, the Board considered his experience as a business owner and contacts within the community in which the Company operates.

Recommendation of the Board of Directors	The Board of Directors recommends that shareholders vote FOR approval of the three (3) director nominees set forth above.

Communications with the Board of Directors

The Board has established a process for shareholders to communicate with members of the Board. If you have any concern, question or complaint regarding our compliance with any policy or law, or would otherwise like to contact the Board, you may reach our directors by writing directly to those individuals c/o Capital Properties, Inc., 100 Dexter Road, East Providence, Rhode Island 02914.

Any inquiries received will not be screened by the Company and will be forwarded directly to the director to which such inquiry is addressed, unless it is believed that a particular inquiry may pose a security risk. The Board sits as a committee of the whole to address any inquiries made by shareholders.

Board Leadership Structure

Robert H. Eder serves as both the President and the Chairman of the Board of the Company and is the Company’s chief executive officer. The Board believes that the Company’s chief executive officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the

Company and industry, while the chief executive officer brings Company-specific experience and expertise. The Board believes that the combined role of Chairman and chief executive officer promotes strategy development and execution and facilitates information flow between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and chief executive officer is in the best interest of shareholders because it provides the appropriate balance between strategy, development and independent oversight of management.

Committees of the Board of Directors

The Board has an Audit Committee and a Compensation Committee, both of which are currently comprised of Messrs. Corso and Triedman, and Harris N. Rosen, each of whom is independent as defined under applicable rules of the Securities and Exchange Commission (“SEC”) and NASDAQ listing requirements.1 Each of the Audit and Compensation Committees has a written charter approved by the Board. Mr. Corso chairs the Audit Committee and Mr. Rosen chairs the Compensation Committee.

The Audit Committee is responsible for overseeing the establishment and maintenance of an effective financial control environment for the Company, for establishing procedures for evaluating the system of internal accounting control and for evaluating audit performance.

The Board has determined that the members of the Audit Committee satisfy the financial literacy requirements of the NASDAQ listing standards and are independent as defined under the NASDAQ listing requirements and applicable rules of the SEC. Additionally, the Board has determined that Mr. Corso qualifies as an “audit committee financial expert” as defined by the SEC rules.

The Compensation Committee assists the Board in discharging the Board’s responsibilities relating to director and executive compensation. The Compensation Committee’s responsibilities include establishing and reviewing the Company’s executive and director compensation philosophy, strategies, plans and policies, and evaluating the performance and determining the compensation of the Chairman and Chief Executive Officer (“CEO”) of the Company and advising and assisting the CEO in formulating and implementing programs to facilitate the selection and development of other key managers. The Compensation Committee also reviews and approves the compensation of other executive officers of the Company.

1 On December 11, 2008, the Company delisted from the AMEX and listed its shares of Class A Common Stock for trading on the OTCQX. For purposes of determining the independence of directors and members of the Audit Committee, however, the Board determined to use the applicable independence standards as defined under the NASDAQ listing requirements.

The Company does not maintain a nominating committee or a committee performing a similar function due to the fact that Mr. Eder owns a controlling interest in the Company. The Board sits as a committee of the whole to consider any recommendations made by shareholders and/or other directors of persons to be directors of the Company. In determining whether to nominate any such person for election by the shareholders, the Board considers the experience of such person as it relates to the business of the Company, together with such person’s age, reputation and ability to carry out the requirements to serve as a director of the Company. The Board does not have a policy with respect to diversity and does not specifically consider issues of diversity, such as gender, race, origin or sex when determining whether to nominate a person to be a director of the Company.

During the fiscal year ended December 31, 2016, the Board held seven meetings, the Audit Committee held six meetings and the Compensation Committee held one meeting. All directors attended every meeting of the Board and meetings of committees on which such director serves, except Mr. Triedman who did not attend one Audit Committee meeting. The independent directors held one meeting. The Board has adopted a policy that requires members of the Board to make every effort to attend each annual shareholders meeting. All then current members of the Board attended the 2016 annual shareholders meeting.

Risk Management

The Board has an active role, as a whole and also at the Audit Committee level, in overseeing management of the Company’s risks. The Board regularly meets with management and reviews information regarding the Company’s overall risks. The Audit Committee oversees management of financial and operational risks and oversees management of risks associated with regulatory, environmental, health and safety. The Board does not believe there is any high degree of risk associated with its compensation practices as the Company does not provide for any incentive-based compensation other than infrequent cash bonuses which have only been paid in connection with extraordinary events. Furthermore, salary increases for employees of the Company are based primarily on increases in the cost of living.

Compensation of Directors

The Board, upon recommendation of the Compensation Committee, is responsible for determining compensation of the directors. Directors, other than directors who are employed by the Company, received a fee for attendance at each meeting of the Board, together with related transportation and living expenses. During the 2016 fiscal year, for the first and second quarters, outside directors received a quarterly retainer fee of $3,000; the quarterly retainer fee was increased to $3,750 commencing July 1, 2016; in addition, outside directors received fees per meeting as follows: Board, $1,000; Audit Committee, $750 and Compensation Committee, $500. The maximum fees payable for attendance at Board and committee meetings occurring on the same day is $1,500.

The following Director Compensation table provides information regarding the compensation paid or accrued by each director during the 2016 fiscal year.

Name	Total	Fees Earned or Paid in Cash	Option Awards	All Other Compensation
Alfred J. Corso	$24,750	$24,750	N/A	N/A
Robert H. Eder	--	--	N/A	N/A
Harris N. Rosen	$24,750	$24,750	N/A	N/A
Steven G. Triedman	$24,250	$24,250	N/A	N/A
Todd D. Turcotte*	--	--	N/A	N/A

*Mr. Turcotte resigned as a director and officer of the Company on March 14, 2017, effective March 31, 2017.

Corporate Governance

The Board is committed to ethical business practices and believes that strong corporate governance is important to ensure that the Company is managed for the long-term benefit of its shareholders. The Company regularly monitors developments in the area of corporate governance and has implemented a number of best practices, including the following:

Code of Ethics.  The Company has adopted a Code of Ethics applicable to all directors, officers and employees, which meets the requirements of a “code of ethics” as defined in Item 406 of Regulation S-K.

Procedures for the Receipt, Retention and Handling of Complaints.  The Company maintains procedures for the confidential, anonymous submission by employees of any complaints or concerns about the Company, including complaints regarding accounting, internal accounting controls or auditing matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table set forth below reflects the only persons (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the best of the Company’s knowledge were, on March 1, 2017, the beneficial owners of more than five percent of the Company’s outstanding Class A Common Stock, $.01 par value.

Name and Address	Number of shares held[1]	Percent of Class

Robert H. Eder Trust and Linda Eder Trust 130 Sunrise Avenue, Apt. 507 Palm Beach, Florida 33480	3,453,420[2]	52.3%

TowerView LLC 500 Park Avenue New York, New York 10022	546,768	8.3%

Lance S. Gad 1250 Fence Row Drive Fairfield, Connecticut 06430	382,096	5.8%

1 All information is based upon ownership of record as reflected on the stock transfer books of the Company or as reported on Schedule 13G or Schedule 13D filed under Rule 13d-1 under the Securities Act of 1934.

2 Robert H. Eder and Linda Eder are husband and wife, and each is a co-trustee of the Robert H. Eder Trust and Linda Eder Trust.

The following table reflects as of March 1, 2017, the beneficial ownership of shares of Class A Common Stock of the Company by directors and officers of the Company, all shares being owned directly except as otherwise noted:

Name of Individual or Identification of Group	Number of shares held	Percent of Class

Alfred J. Corso	2,043	*
Barbara J. Dreyer	13,200	*
Robert H. Eder	3,453,420(a)	52.3%
Harris N. Rosen	10,120(b)	*
Steven G. Triedman	100	*
Todd D. Turcotte	200	*
All directors and officers as a group	3,479,203	52.7%

*Less than 1%

(a) Includes 1,726,710 shares held by the Robert H. Eder Trust and 1,726,710 shares held by the Linda Eder Trust.

(b) Consists of 10,120 shares held by Mr. Rosen’s spouse.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors and persons who beneficially own more than ten percent of the Company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC and any national securities exchange on which the Company’s securities are registered. Based solely on a review of the copies of forms furnished to the Company and written representations from the executive officers and directors of the Company, the Company believes that, during 2016, its executive officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) requirements.

TRANSACTIONS WITH MANAGEMENT

Potential conflicts of interest and related party transactions are referred by the Board to the Audit Committee for review and approval. In reviewing and evaluating potential conflicts of interest and related party transactions, the Audit Committee uses applicable SEC rules as a guide.

EXECUTIVE COMPENSATION

During 2010, the Compensation Committee engaged Effective Pay Practices of Gloucester, Massachusetts to update its prior study on executive compensation. After receipt of the study and review of its recommendations, the Compensation Committee approved executive compensation for each of the Chairman, President and Chief Executive Officer (the “Chairman”); the Treasurer; and the Vice President and President of Capital Terminal Company effective January 1, 2011 as follows:

Chairman	$263,000
Treasurer	181,000
Vice President and President of Capital Terminal Company	170,000

The Committee also approved a further increase effective January 1, 2012 in the Treasurer’s compensation to $192,500 and in the Vice President and President of Capital Terminal Company’s compensation to $182,500. In October 2015, the Committee approved a cost-of-living adjustment effective January 1, 2016 for the compensation of the Chairman, Treasurer and Vice President and President of Capital Terminal Company based on the previous year increase in the Consumer Price Index – CPI-U (1986=100).

The following table summarizes the compensation paid or accrued by the Company during the twelve-month period ended December 31, 2016, to the Chairman and Treasurer, and one other most highly compensated executive officer other than the Chairman and Treasurer who earned more than $100,000 in total compensation in 2016 and were employed by the Company on December 31, 2016.

Annual Compensation

Name and Principal Position	Year	Salary	Bonus	All other Compensation[3]	Total Compensation

Robert H. Eder, Chairman	2016	$285,817	$--	$--	$285,817
Capital Properties, Inc.	2015	284,396	--	--	284,396

Barbara J. Dreyer,	2016	201,956	--	15,147	217,103
Treasurer Capital Properties, Inc.	2015	200,951	--	15,071	216,022

Todd D. Turcotte, Vice	2016	191,464	--	14,360	205,824
President, Capital Properties, Inc. and President, Capital Terminal Company	2015	190,512		14,288	204,800

3Amounts paid directly to the retirement accounts of employees under the Company’s SEP.

Contributions by the Company under the Company’s SEP are fully vested when made. Each employee directs the investment of amounts in his or her SEP account. The Company does not have any employment agreements and has no severance or change of control arrangements with any of its executive officers.

PROPOSAL NO. 4

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

In accordance with Dodd-Frank Wall Street Reform and Consumer Protections Action of 2010 (Dodd-Frank Act), the Company presents the following proposal which gives shareholders the opportunity to endorse or to not endorse the Company’s compensation policies and procedures for its named executive officers, commonly known as a “say-on-pay” proposal.

“RESOLVED, to approve the Company’s executive compensation, as described in the “Executive Compensation” section and tabular disclosure regarding named executive officer compensation (together with the accompanying narrative discussion) in this Proxy Statement.”

We believe that our compensation policies and procedures, which are described more fully in the tables and narrative in the “Executive Compensation” section of this Proxy Statement, are strongly aligned with the interest of shareholders. The Company’s Board believes that the Company’s compensation policies and procedure do not create undue risk nor are they excessive in an amount or nature. Absent a compensation study by outside consultants which is approved in whole or in part by the Compensation Committee and where required, the Board, salary increases are based solely on cost of living increases which result in minimal increase each year and the Company generally does not pay any bonuses to its executives except in unique circumstances. The Board recently authorized a bonus to the Company’s Vice President and President of Capital Terminal Company for his exceptional work in connection with the sale of the Company petroleum storage terminal and related properties, which was paid in February 2017 and is not reflect in the annual compensation table for 2016.

Approval of this proposal will require the affirmative vote of a majority of Class A Common Stock. While the Company’s Board will consider carefully the results of shareholder voting upon this proposal, the outcome of this vote will not be binding on or overrule any decisions by the Board and will not create or imply any additional fiduciary duty on the part of the Board.

Recommendation of the Board of Directors	The Board of Directors recommends a vote FOR approval of the Company’s executive compensation, as described in the “Executive Compensation” section and tabular disclosure regarding named executive officer compensation (together with the accompanying narrative discussion) in this Proxy Statement.

AUDIT COMMITTEE REPORT

Management is responsible for the Company’s internal controls and financial reporting process. The independent registered public accountants are responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has sole authority to select, evaluate and when appropriate, to replace the Company’s independent registered public accountants. Additionally, and as appropriate, the Audit Committee reviews and evaluates, and discusses and consults with the Company’s management and independent registered public accountants regarding the scope of the audit plan, the results of the audit, the Company’s financial statement disclosure documents, the adequacy and effectiveness of the Company’s accounting and financial controls and changes in accounting principles.

For the fiscal year ended December 31, 2015 and until October 14, 2016, LGC&D LLP (“LGC&D”) served as the Company’s independent registered public accountants. On October 14, 2016 LGC&D resigned the engagement due to the fact that certain of its partners had joined another firm. LGC&D’s audit reports on the Company’s financial statements as of and for the fiscal years ended December 31, 2014 and 2015 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or the Company’s accounting principles. During the Company’s last two most recent fiscal years ended December 31, 2014 and 2015 and for the subsequent interim period through October 14, 2016 (the date of dismissal), there were no disagreements with LGC&D on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction to LGC&D would have caused it to make reference to the subject matter of the disagreements in connection with its reports and there were no reportable events described in Item 304(a)(1)(v) of Regulation S-K.

On October 18, 2016, the Audit Committee accepted the resignation of LGC&D and approved the appointment of Stowe & Degon, LLC (“Stowe & Degon”) as the Company’s independent registered public accountants for the remainder of fiscal year 2016 and to audit its financial statements for the fiscal year ending December 31, 2016. During the Company’s last two fiscal years ended December 31, 2014 and 2015 and for the subsequent interim period prior to Stowe & Degon’s engagement, the Company did not consult Stowe & Degon or any other firm with respect to any matters or events referred to in Item 304(a)(2)(i) and (ii) of Regulation S-K. The Company provided LGC&D and Stowe & Degon with a copy of the foregoing disclosure.

The Audit Committee reviewed and discussed the audited consolidated financial statements with management and the Company’s independent registered public accountants, Stowe & Degon. The Audit Committee also discussed with such firm the matters required by the PCAOB Auditing Standard No. 16. The Audit Committee received from Stowe & Degon written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No.1, wherein Stowe & Degon confirmed its independence within the meaning of the SEC and Independence Standards Board Rules and disclosed the fees charged for professional services in the fiscal year ended December 31, 2016. The Audit Committee discussed this information with Stowe & Degon and also considered the compatibility of non-audit services provided by such firm with its independence. Based on the review of the audited consolidated financial statements and these various discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, to be filed with the SEC.

Audit Committee: Alfred J. Corso (Chair), Harris N. Rosen and Steven G. Triedman.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has sole authority to engage, manage and discharge the Company’s independent registered public accountants. The Committee engaged LGC&D as independent registered public accountants of the accounts of the Company for the year 2015 and for that part of fiscal year 2016 occurring on and prior to October 14, 2016 and Stowe & Degon for the balance fiscal year 2016. The Company has been advised by Stowe & Degon that it has no direct financial interest or any material indirect financial interest in the Company, nor has that firm had any connection during the past three years with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

It is expected that a representative of Stowe & Degon will be present at the annual meeting and will be provided the opportunity to make a statement if he or she so desires and that such representative will be available to respond to appropriate questions.

Audit and Non-Audit Fees:

The aggregate fees for professional services rendered for the Company by LGC&D for fiscal year ended December 31, 2015 and for LGC&D and Stowe & Degon for the fiscal year ended December 31, 2016 are set forth below.

	2015	2016

Audit fees	$72,000	$75,000
Audit-related fees	--	--
Tax fees	15,000	15,000
All other fees	--	--

Total	$85,000	$90,000

Audit Fees for fiscal years ended December 31, 2015 and 2016 were for professional services rendered for the audits of the Company’s annual financial statements and the reviews of interim financial statements included in the Company’s Quarterly Reports on Form 10-Q, consents and other assistance required to complete the year-end audit of the Company’s financial statements. For fiscal 2016, the aggregate fees for professional services rendered by LGC&D and Stowe & Degon were $38,000 and $52,000, respectively.

Audit-Related Fees for the fiscal years ended December 31, 2015 and 2016: there were no audit-related fees.

Tax Fees for the fiscal years ended December 31, 2015 and 2016 were for services related to tax return preparation. All of these fees were paid to LGC&D.

All Other Fees for the fiscal years ended December 31, 2015 and 2016: there were no other fees.

The Audit Committee (or in the case of minor matters, the Chairman) pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services.

The Audit Committee has determined that the provision of such services was compatible with maintaining LGC&D’s independence and is compatible with maintaining Stowe & Degon’s independence.

FINANCIAL STATEMENTS

A copy of the Company’s annual report to the SEC on Form 10-K for the year ended December 31, 2016 is enclosed. Such report is not part of this Proxy Statement.

PROPOSALS FOR 2018 ANNUAL MEETING

The 2018 annual meeting of the shareholders of the Company is scheduled to be held April 24, 2018. If a shareholder intending to present a proposal at that meeting wishes to have a proper proposal included in the Company’s Proxy Statement and form of proxy relating to the meeting, the shareholder must submit the proposal to the Company not later than November        , 2017. Shareholder proposals that are to be considered at the 2018 annual meeting but not requested to be included in the Company’s Proxy Statement must be submitted no later than January 24, 2018.

OTHER MATTERS

No business other than that set forth in the attached Notice of Meeting is expected to come before the annual meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company. In the event any of the nominees for the office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies will vote for other persons in their place in what they consider the best interests of the Company.

#56597312

CAPITAL PROPERTIES, INC.

CLASS A COMMON STOCK PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ROBERT H. EDER and STEPHEN J. CARLOTTI (“the Proxies”), and each of them acting singly, with full power of substitution, as proxies to vote all shares of Class A Common Stock of a shareholder of Capital Properties, Inc. (the “Company”) held of record on March 1, 2017 by the undersigned at the Annual Meeting of Shareholders to be held on April 25, 2017 or any adjournments or postponements thereof as directed on the reverse side of this proxy card with respect to the matters set forth on the reverse side and with discretionary authority on all other matters that may properly come before said meeting, as more fully described in the Proxy Statement received by the undersigned shareholder:

The proxy represented by this proxy card, when properly executed will be voted as directed herein or, if no direction is made, this proxy will be voted FOR the specified nominees in Proposal 3, FOR Proposals 1, 2 and 4, and in accordance with the judgement of the Proxies upon other matters that may properly come before the meeting or any adjournment thereof.

THE DIRECTORS RECOMMEND A VOTE “FOR” EACH PROPOSAL

1.            To approve the Amendment of the Company’s Bylaws reducing the size of the Board of Directors:

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.            To approve the Amendment of the Company’s Bylaws changing the date fixed for the annual meeting of shareholders and the dates for quarterly meetings of the Board of Directors:

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.            ELECTION OF DIRECTORS:

	FOR	WITHHOLD	FOR all except
(01) Alfred J. Corso	☐	☐	☐
(02) Robert H. Eder	☐	☐
(03) Steven G. Triedman	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

4.            To approve the advisory (non-binding) proposal on the Company’s executive compensation:

FOR	AGAINST	ABSTAIN
☐	☐	☐

5.            In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please check here if you plan to attend the meeting (      ).

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. (      )

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 25, 2017.

The Company’s Proxy Statement, sample proxy card and Annual Report on Form 10-K are available at:

http://materials.proxyvote.com/140430

Signature of Shareholder	Signature of Shareholder

Date:	Date:

NOTE:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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